As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

TEXAS	74-1563240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 36611, Dallas, TX 75235-1611

(214) 792-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TAMMY ROMO

Executive Vice President & Chief Financial Officer

Southwest Airlines Co.

P.O. Box 36611, Dallas, TX 75235-1611

(214) 792-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF CORRESPONDENCE TO:

MARK R. SHAW Executive Vice President, Chief Legal & Regulatory Officer Southwest Airlines Co. P.O. Box 36611, Dallas, TX 75235-1611 (214) 792-4000	ROBERT L. KIMBALL Vinson & Elkins LLP 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201-2975 (214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Southwest Airlines Co.

Warrants

Common Stock

This prospectus relates to the potential resale from time to time, by certain selling security holders to be identified in supplements to this prospectus, of warrants to purchase shares of our common stock and any shares of common stock issuable to such selling security holders from time to time upon exercise of such warrants. In this prospectus, we refer to the warrants and the shares of common stock issuable upon exercise of the warrants, collectively, as the “securities.”

This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in one or more supplements to this prospectus. You should read this entire prospectus and the applicable prospectus supplement carefully before you make your investment decision. See “Where You Can Find More Information” for more information.

We will not receive any of the proceeds from the sale of the securities by the selling security holders.

The selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LUV.”

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 28, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling security holder has authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Any selling security holder is offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, a selling security holder may offer and sell or otherwise dispose of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities a selling security holder may offer. To the extent required, we will supplement this prospectus from time to time to identify selling security holders and provide specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update, or change information contained in this prospectus. In this prospectus, “Southwest,” “we,” “us,” “our,” and the “Company” each refers to Southwest Airlines Co. and its consolidated subsidiaries, unless the context indicates otherwise.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus, and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on, and include statements about, Southwest’s estimates, expectations, beliefs, intentions and strategies for the future, and the assumptions underlying these forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “anticipate,” “expect,” “intend,” “may,” “will,” “estimate,” “would,” “could,” “should,” “project,” “plan,” “goal,” and similar expressions.

Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by Southwest’s forward-looking statements or from historical experience or Southwest’s present expectations. Known material risk factors that could cause these differences are set forth in our filings with the SEC that are incorporated in this prospectus by reference or that are stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the dates of the respective documents. The Company undertakes no obligation to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States and near-international markets.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “LUV.” Our principal executive offices are located at P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. We maintain a website on the Internet at http://www.southwest.com. Information that you may find on this website is not part of this prospectus or any prospectus supplement.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and those that may be included in the applicable prospectus supplement, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, financial condition, and ability to implement our strategic plans could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holder that may be named in a prospectus supplement.

SELLING SECURITY HOLDERS

Selling security holders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders may sell our securities held by them to or through underwriters, dealers, or agents or directly to purchasers, through a combination of these methods or through any other method of sale permitted by applicable law, as set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders may also sell, transfer, or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act.

To the extent required, we will provide you with a prospectus supplement, which will, among other things, set forth the name of each selling security holder and the amount of our securities beneficially owned by such selling security holders and being offered in such prospectus supplement.

PLAN OF DISTRIBUTION

The selling security holders and their successors, including their pledgees, assignees, donees, transferees, or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any stock exchange, market, or trading facility on which the securities are traded or in privately negotiated transactions. Such transactions may include selling the securities directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling security holders or the purchasers of the securities. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The applicable prospectus supplement will describe the terms of any sale of offered securities being registered hereunder.

The applicable prospectus supplement will name any underwriter involved in a sale of the offered securities and will describe their compensation. If underwriters are used in an offering of the securities, then the offered securities will be acquired by the underwriters for their own account and may be resold in one or more transactions:

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on any national securities exchange or quotation service on which the warrants or the common stock may be listed or quoted at the time of sale, including, as of the date of the applicable prospectus supplement, the NYSE in the case of the common stock;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	distributions to limited partners;

•	short sales effected after the date the registration statement of which this prospectus and any prospectus supplement is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price per security; and

•	a combination of any such methods of sale.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrants in the course of hedging the positions they assume. The selling security holders may also sell short the common stock issuable upon exercise of the warrants and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrants to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling security holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling security holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling security holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

Any selling security holder may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered by a selling security holder.

DESCRIPTION OF COMMON STOCK

General

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our common stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. Our certificate of formation was filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and our bylaws were filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on February 7, 2023.

For more detailed information about the rights of our common stock, you should refer to our certificate of formation and bylaws and the applicable provisions of Texas law, including the TBOC, for additional information.

Authorized Capital Stock

We are authorized to issue 2,000,000,000 shares of common stock, $1.00 par value. We are not authorized to issue shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director. Directors may be removed only for cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors.

Dividend Rights

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Certain Business Combination Restrictions

Section 21.606 of the TBOC restricts certain business combinations between us and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of our stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our certificate of formation does not do so.

Certain Provisions of Our Certificate of Formation and Bylaws

Advance Notice for Shareholder Proposals and Director Nominations

Our bylaws establish advance notice procedures with regard to shareholder proposals to be included in the Company’s proxy statements, shareholder nominations of directors to be included in the Company’s proxy statements, shareholder nominations of directors and other proposals of business to be presented at an annual meeting of shareholders but not included in the Company’s proxy statements, and shareholder proxy solicitations for shareholder director nominees. Generally, the advance notice provisions require that shareholder proposals to be included in the Company’s proxy statement be provided to us not less than 120 days before the release date of the Company’s proxy statement in connection with the last annual meeting, director nominations be provided to us between 120 and 150 days before the anniversary of our last annual meeting, and shareholder proposals to be presented at the annual meeting but not included in the Company’s proxy statement be provided to us between 60 and 90 days before the anniversary of our last annual meeting in order to be properly brought before a shareholder meeting. The notice must set forth specific information regarding that shareholder and that business or director nominee, as described in our bylaws. This requirement is in addition to those set forth in the rules and regulations adopted by the SEC under Exchange Act.

Proxy Access

Our bylaws permit a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20 percent of our board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by the chairman of the board of directors, the president, or the chief executive officer and shall be called by the secretary upon written request, stating the purpose or purposes therefor, by (i) a majority of the whole board of directors or (ii) one or more shareholders of record that, at the time a request is delivered, collectively own at least 10% (or such greater percentage not exceeding a majority as may be specified in our certificate of formation from time to time) of all of the shares entitled to vote at the proposed special meeting. The request for a special meeting must set forth specific information regarding the business to be conducted at the special meeting, as described in our bylaws.

No Shareholder Action by Written Consent

Our bylaws provide that shareholders may not act by written consent in lieu of a meeting.

Exclusive Forum for Adjudication of Disputes

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (c) any action asserting a claim against the Company or any director, officer, or other employee of the Company pursuant to any provision of our certificate of formation or our bylaws or the TBOC; and (d) any action asserting a claim against the Company or any director, officer, or other employee of the Company governed by the internal affairs doctrine. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of complaints asserting a cause of action under the Securities Act.

Potential Anti-Takeover Effect

Some provisions of our certificate of formation and bylaws could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows:

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cumulative voting in the election of our board of directors, which would otherwise allow less than a majority of shareholders to elect director candidates, is prohibited under our certificate of formation;

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our board of directors fixes the size of the board of directors, may create new directorships, and may appoint new directors to serve in such newly created positions until the next election of one or more directors by our shareholders;

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our board of directors may amend or repeal our bylaws, or adopt new bylaws, unless (a) such power is reserved exclusively to our shareholders in whole or part by our certificate of formation or the laws of Texas or (b) our shareholders in amending, repealing, or adopting a particular bylaw have expressly provided that our board of directors may not amend or repeal that bylaw;

•	all shareholder actions must be taken at a regular or special meeting of our shareholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors;

•	our directors may be removed only for cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors; and

•

unless we consent in writing to the selection of an alternative forum, (a) the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for certain types of actions or proceedings and (b) the federal district courts shall be the sole and exclusive forum for causes of action under the Securities Act.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non-assessable.

Stock Exchange Listing

Our common stock is traded on the NYSE under the symbol “LUV.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Southwest Airlines Co. appearing in Southwest Airlines Co.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Southwest Airlines Co.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Southwest Airlines Co. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are, and audited financial statements and Southwest Airlines Co. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 of Current Report on Form 8-K) until all the securities offered hereby are sold.

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Our Annual Report on Form 10-K for the fiscal year ended December  31, 2022; including those portions of our Proxy Statement on Schedule 14A filed on April 6, 2023 that are specifically incorporated by reference into such Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023;

•	Our Current Reports on Form 8-K filed on February 7, 2023, May 19, 2023, and July 19, 2023; and

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The description of our common stock contained in Southwest’s registration statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October  6, 1975, as amended by our Current Report on Form 8-K filed February  1, 2011 and Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

We make available free of charge on or through our Internet website, www.southwest.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address:

Southwest Airlines Co. c/o Investor Relations

P. O. Box 36611, HDQ-6IR

2702 Love Field Drive

Dallas, Texas 75235

(214) 792-4908

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby:

SEC registration fee	$		*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*

This registration statement relates to the registration of securities having an unspecified maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

**	These fees and expenses are based on the number of issuances and the securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article VIII, Section 1 of Southwest’s Third Amended and Restated Bylaws provides as follows:

“Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter called a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his or her reasonable expenses, in respect of any Proceeding (a) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in such person’s official capacity; or (b) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his or her reasonable expenses actually incurred in connection with any Proceeding in which he or she shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification, or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification, or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.”

Article Ten of Southwest’s Restated Certificate of Formation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

Section 8.101 of the Texas Business Organizations Code provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that:

(1)	the person:

(A)	acted in good faith;

(B)	reasonably believed:

(i)	in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii)	in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C)	in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2)	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3)	indemnification should be paid.

Southwest enters into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires Southwest to indemnify each indemnitee to the fullest extent permitted by the Texas Business Organizations Code and any successor statute thereto when such successor statute becomes applicable to Southwest. Southwest will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

Southwest also maintains directors’ and officers’ liability insurance.

Southwest expects that any underwriting agreement that it may enter into with respect to the securities will provide for indemnification of directors and officers of Southwest against certain liabilities.

Item 16.	Exhibits.

Index to Exhibits

Exhibit No.	Description of Exhibit
*1.1	Form of Underwriting Agreement.

*4.1	Form of Warrant Agreement.

4.2	Specimen Certificate representing Common Stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

**4.3	Form of Warrant.

5.1	Opinion of Vinson & Elkins LLP, as to the validity of the common stock and warrants being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (on signature page).

107.1	Filing Fee Table.

*

Southwest will file any underwriting agreement that it may enter into with respect to the common stock or warrants and any warrant agreement that it may enter into with respect to any warrants, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, which exhibit shall be incorporated herein by reference.

**	Southwest will file each form of any warrant that it may issue as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(l)(i), (A)(l)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert E. Jordan, Tammy Romo, and Mark R. Shaw, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 28, 2023.

SOUTHWEST AIRLINES CO.

By	/s/ Tammy Romo
Tammy Romo
Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert E. Jordan	President & Chief Executive Officer & Director (Principal Executive Officer)	July 28, 2023
Robert E. Jordan

/s/ Tammy Romo	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2023
Tammy Romo

/s/ Gary C. Kelly	Executive Chairman of the Board	July 28, 2023
Gary C. Kelly

/s/ Ron Ricks	Vice Chairman of the Board	July 28, 2023
Ron Ricks

/s/ David W. Biegler	Director	July 28, 2023
David W. Biegler

/s/ J. Veronica Biggins	Director	July 28, 2023
J. Veronica Biggins

/s/ Roy Blunt	Director	July 28, 2023
Roy Blunt

/s/ Douglas H. Brooks	Director	July 28, 2023
Douglas H. Brooks

Signature	Title	Date

/s/ Eduardo F. Conrado	Director	July 28, 2023
Eduardo F. Conrado

/s/ William H. Cunningham	Director	July 28, 2023
William H. Cunningham

/s/ Thomas W. Gilligan	Director	July 28, 2023
Thomas W. Gilligan

/s/ David P. Hess	Director	July 28, 2023
David P. Hess

/s/ Elaine Mendoza	Director	July 28, 2023
Elaine Mendoza

/s/ John T. Montford	Director	July 28, 2023
John T. Montford

/s/ Christopher P. Reynolds	Director	July 28, 2023
Christopher P. Reynolds

/s/ Jill A. Soltau	Director	July 28, 2023
Jill A. Soltau